Exhibit 99.1

HERITAGE BANKSHARES, INC.	150 Granby Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-648-1523

Heritage Bankshares, Inc. Announces Special Dividend, Modification of Share Repurchase Program

Norfolk, Va.: December 7, 2012 – Heritage Bankshares, Inc. (“Heritage”; the “Company”) (OTCQB: HBKS), the parent of Heritage Bank (the “Bank”), today announced that its Board of Directors has declared a special cash dividend on the Company’s common stock of $0.36 per share. The special dividend will be paid on December 26, 2012 to shareholders of record on December 17, 2012.

The Board currently contemplates that the special dividend will consist of (a) an acceleration of – and payment in lieu of – total aggregate dividends of $0.24 per share that the Company would have otherwise expected to announce and pay in quarterly installments during the 2013 calendar year and (b) an additional amount of $0.12 per share.

The Company also announced that its Board of Directors has reallocated some of the funds previously set aside for use with its existing share repurchase program and, as a result, consistent with the Company’s rights under the program, approved a corresponding reduction in the maximum number of shares of common stock that can be repurchased under the program from 116,000 shares to approximately 48,000 shares. To date, the Company has repurchased 30,000 shares of its common stock under the repurchase program; accordingly, with this reduction, a little less than 18,000 shares of common stock remain available for repurchase under the program. Except for this reduction in the maximum number of shares that may be repurchased, the other terms and conditions of the program – which was recently extended through March 31, 2013 – have not been amended.

Michael S. Ives, President & Chief Executive Officer of the Company and the Bank, commented: “Given the unusual circumstances of the fiscal cliff and uncertainty surrounding federal tax treatment of dividends, we believe that payment of this special dividend of $0.36 per share – which includes a complete acceleration of dividends we would have otherwise expected to pay in 2013 – is in the best interest of our shareholders. It allows us to return capital to our shareholders now so that they can benefit from the lower dividend tax rate that is currently set to expire at the end of the year, while also preserving our conservative capital structure and strong balance sheet. Further, we believe the remaining “headroom” under our share repurchase program provides sufficient potential opportunity for smaller shareholders who may be seeking current liquidity and, coupled with the special dividend, should result in an attractive value proposition for our shareholders.”

About Heritage

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the city of Norfolk, two full-service branches in the city of Virginia Beach, and one full service branch in the city of Chesapeake.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, significant increases in capital requirements or other significant changes in regulatory requirements, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-K filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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